WRITTEN CONSENT OF DIRECTORS
                       TO CORPORATE ACTION WITHOUT MEETING
                           BY BIOGENTECH CORPORATION,
                              a Nevada Corporation

         The undersigned are the only members of, and, therefore, constitute, the entire Board of Directors of BioGentech Corporation, a Nevada corporation ("Corporation"), and hereby consent, by this writing, to take the following action, to adopt the following resolutions, and to transact the following business of this Corporation:

         RESOLVED, that the undersigned have determined that it is in the best interests of this Corporation and its shareholders, pursuant to the authority granted to and vested in the Board of Directors of this Corporation by the provisions of the Articles of Incorporation of the Corporation, as amended, that the Board of Directors hereby grant to AJ Sexton, a cash bonus of Eighteen Thousand Dollars ($18,000.00), which shall be over and above the regular compensation payable to him in his capacity as an independent contractor to the Corporation, and which shall be payable to him in the form of 11,812 shares of the Corporation's $.001 par value common stock registered by means of a registration statement on Form S-8;

         RESOLVED, FURTHER, that the Corporation issue and deliver AJ Sexton certificates representing those shares of the Corporation's $.001 par value common stock as noted; and, that he shall have all rights and privileges of a shareholder of this Corporation, from this date forward, and that the shares so issued shall be fully paid and non-assessable, so that the consideration for such shares shall be the services received to this date; and,

         RESOLVED, FURTHER, the officers of this Corporation be, and hereby are, authorized, empowered and directed to take any and all action and shall enter into, execute and deliver any and all documents which those officers determine are necessary or appropriate to effectuate and carry out the intents and purposes of the resolutions specified in this Consent.

         THIS CONSENT is executed pursuant to the provisions of Section 78.315 of the Nevada Revised Statutes in accordance with the By-Laws of the Corporation and is to be filed with the minutes of proceedings of the Board of Directors of this Corporation.

Dated:  April 5, 2004      /s/  Chaslav Radovich
                           --------------------------------------------
                           Chaslav Radovich, Director

Dated:  April 5, 2004      /s/ Kevin Prendiville
                          -------------------------------------------
                           Kevin Prendiville, Director

Dated:  April 5, 2004      /s/ Radul Radovich
                          --------------------------------------------
                            Radul Radovich, Director